                                                                    Exhibit 23.5


              Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 26, 1999, except as to the stock split described in Note 11 for which the date is March 10, 1999, relating to the financial statements of CommerceQuest, Inc. (formerly MessageQuest, Inc.), which appears in the Registration Statement on Form S-1 (No. 333-91447) of Internet Capital Group, Inc.

PricewaterhouseCoopers LLP

Tampa, Florida
December 14, 1999